Exhibit 99.4

			Attachment to FORM 4

			JOINT FILER INFORMATION


Name and Address:				A.R.T. Advisors, LLC
						500 Park Avenue
						New York, New York  10022


Date of Event Requiring Statement:		11/28/07
Issuer and Ticker Symbol:			InFocus Corporation (INFS)
Relationship to Issuer:				Other (2)
Designated Filer:				Caxton Associates, L.L.C.


TABLE I INFORMATION

Title of Security:				Common Stock
Transaction Date				11/28/07
Transaction Code				S
Amount of Secuirities and Price			221,111 at $1.51 per share
Securities Acquired (A) or Disposed of (D)	D
Amount of Securities Beneficially Owned
	Following Reported Transactions		0
Ownership Form:                                 I
Nature of Indirect Beneficial Ownership:        (2)


Signature:			A.R.T. ADVISORS, LLC

By:	 /s/ Andrew Waldman
	Name:  Andrew Waldman
	Title:  Authorized Representative